Filed pursuant to Rule 424(b)(5)

Registration No. 333-289324

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 12, 2025)

Up to $2,015,985

Ordinary Shares

We have entered into a sales agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.” or the “Sales Agent”), dated February 17, 2026, relating to the sale of our ordinary shares, no par value (“Ordinary Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Ordinary Shares, having an aggregate offering price of up to $2,015,985, from time to time through or to A.G.P. as sales agent or principal.

Sales of our Ordinary Shares, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). A.G.P. is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A.G.P. will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to A.G.P. in connection with the sale of the Ordinary Shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”).

The Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “IINN.” On February 13, 2026, the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market was $0.589 per share.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates was approximately $40,465,439 based on 39,671,999 shares of outstanding Ordinary Shares held by non-affiliates and a price per share of $1.02, the closing price of our Ordinary Shares on December 19, 2025. Pursuant to General Instruction I.B.5 of Form F-3, we may not sell securities registered on Form F-3 with a value more than one-third of the aggregate market value of our Ordinary Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our Ordinary Shares held by non-affiliates remains less than $75.0 million. As of the date hereof, we have sold $11,472,494 of our Ordinary Shares pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date hereof.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, and have elected to comply with certain reduced public company reporting requirements.

Investing in the Ordinary Shares involves risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the Ordinary Shares.

Neither the Securities and Exchange Commission nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is February 17, 2026

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus relates to part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $75,000,000. As of February 17, 2026, we have sold $11,472,494 of our Ordinary Shares under that shelf registration statement. We sometimes refer to the Ordinary Shares as the “securities” throughout this prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Ordinary Shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. This prospectus supplement relates only to an offering of up to $2,015,987 of our Ordinary Shares through A.G.P. These sales, if any, will be made pursuant to the terms of the Sales Agreement, entered into between us and A.G.P. on February 17, 2026, a copy of which will be incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: Inspira Technologies Oxy B.H.N. Ltd., 2 Ha-Tidhar St., Ra’anana, 4366504 Israel, Israel, Tel: +972 996 644 88.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “we,” “us,” “our,” the “Company” and “Inspira” refer to Inspira Technologies Oxy B.H.N. Ltd.

Our reporting currency is the U.S. dollar and our functional currency is New Israeli Shekels. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” are to U.S. dollars.

All trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain, and our officers and representatives may from time to time make, “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “goal,” “seek,” “project,” “strategy,” “likely,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are neither historical facts, nor should they be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our expectation regarding the sufficiency of our existing cash and cash equivalents to fund our current operations;

●	our available cash and our ability to obtain additional funding;

●	our financial statements for the fiscal year ended December 31, 2024, contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms, if at all;

●	our ability to advance the development of our products and future potential products;

●	our ability to commercialize and sell our products and future potential products and future sales of our product or any other future potential products;

●	our assessment of the potential of our products and future potential product candidates;

●	our planned level of revenues, capital expenditures and liquidity;

●	our plans to continue to invest in research and development to develop technology for new products;

●	anticipated actions of the U.S. Food and Drug Administration, or FDA, state regulators, if any, or other similar foreign regulatory agencies, including approval to conduct clinical trials, the timing and scope of those trials and the prospects for regulatory approval or clearance of, or other regulatory action with respect to our products or services;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we intend to operate, including the impact of any changes in regulation and legislation that could affect the medical device industry;

●	our ability to meet our expectations regarding the commercial supply of our products and future product candidates;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	the overall global economic environment;

●	the impact of competition and new technologies;

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●	general market, political and economic conditions in the countries in which we operate;

●	the possible impacts of cybersecurity incidents on our business and operations;

●	our ability to internally develop new inventions and intellectual property;

●	our ability to comply with continued listing requirements and standards of Nasdaq;

●	general market, political and economic conditions in the countries in which we operate including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East;

●	general market, political and economic conditions in the countries in which we operate including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East

●	our ability to maintain our relationships with suppliers, manufacturers, distributors, and other partners;

●	anticipated actions of the FDA, state regulators, if any, or other similar foreign regulatory agencies, including approval to conduct clinical trials, the timing and scope of those trials and the prospects for regulatory approval or clearance of, or other regulatory action with respect to our products or services;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we intend to operate, including the impact of any changes in regulation and legislation that could affect the medical device industry;

●	changes in our strategy;

●	litigation; and

●	those factors referred to in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” of our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 10, 2025, or the 2024 Annual Report, as well as other factors in the 2024 Annual Report.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus supplement in greater detail under the heading “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, do not protect any forward-looking statements that we make in connection with this Offering. All forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based on information available to us as of the date of this prospectus supplement or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We qualify all of our forward-looking statements by these cautionary statements.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY OUR MANAGEMENT. IN REVIEWING THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Overview of Our Company

We are a specialty medical device company engaged in the research, development, manufacturing, and marketing of proprietary life support technology with a vision to supersede traditional mechanical ventilators, or mechanical ventilation, which is the standard of care today for the treatment of acute respiratory failure. Mechanical ventilation may elevate risks, increase the cost of care, extend hospital stays, raise infection rates, lead to ventilator dependence and heighten mortality. Using our state-of-the-art life support technology, our goal is to set a new standard of care and provide patients with acute respiratory failure with an opportunity to preserve natural breathing and avoid intubation, induced coma and risks associated with the use of mechanical ventilation. As part of our strategy to reach this goal, and in parallel to pursuing regulatory approvals, we are actively working to establish collaborations with strategic partners, leading hospitals, medical device companies and distributors both for endorsement and early clinical adoption. We intend to target intensive care units, or ICUs, general medical units, operating theaters, and small urban and rural hospitals, with the goal of increasing access to our solutions to markets with millions of potential users. We expect these activities to support our strategy plan to reach market penetration and adoption of our life support technology.

We are developing the following products:

The INSPIRATM ART

The INSPIRA ART system, which is an augmented life support respiratory technology, also known as the INSPIRA ART500, is our flagship product. The INSPIRA ART system aims to monitor and oxygenate blood to boost patient saturation levels, within minutes, while the patient is awake, without the need for an invasive mechanical ventilator.

The INSPIRA ART is a potential alternative treatment for up to 20 million patients each year who are taken to ICUs and require mechanical ventilators. Mortality rates are highest for patients undergoing prolonged mechanical ventilation and may exceed 50%. As opposed to treating patients by forcing oxygen through their lungs in a procedure that requires intubation and medically induced coma, the INSPIRA ART system is designed to deliver oxygen directly into the blood to elevate and stabilize declining oxygen saturation levels within minutes, while performing blood parameter measurements in real-time without requiring intubation and induced coma. Our objective is to enable patient-treatment without resorting to mechanical ventilation, with the potential to reduce associated legacy risks, complications and high costs. This may allow for the treatment of larger patient populations even beyond ICU settings.

The INSPIRA ART is designed to represent the future of critical care, combining an advanced blood monitoring system with intelligent decision-support software to optimize clinical outcomes and operational efficiency. The system will leverage our unique patented innovations to provide doctors with real-time, data-driven insights.

The INSPIRATM ART100

The INSPIRA ART100 system, previously referred to as the ALICE, Liby, INSPIRA ART (Gen1) or ECLS system, is also referred to as a device or system. The INSPIRA ART100 is an FDA-cleared advanced form of life support system, better known by the medical industry as a cardiopulmonary bypass, or CPB, system designed for use in surgical procedures requiring CPB for six hours or less. The INSPIRA ART100 utilizes a technique that circulates, adds oxygen to and removes carbon dioxide from blood, with the enriched blood being circulated back to the patient. The device takes over the function of the heart and/or lungs in critical care patients undergoing life-saving procedures.

In May 2024, we received 510(k) class II regulatory clearance from the FDA for the INSPIRA ART100 system. In July 2024, we received an Israeli Medical Equipment Division Ministry of Health, or AMAR, regulatory approval for extra-corporeal membrane oxygenation, or ECMO, and CPB procedure. In December 2024, our first devices were shipped to our distributer in the U.S. for deployment and evaluation for the INSPIRA ART100.

The INSPIRA™ ART100 system includes software that navigates the physician through the setup process and provides alerts while offering potential troubleshooting solutions. The system has a compact design, with extended battery life to support intra-hospital patient transfers and is compatible with various disposable parts, allowing for customization of tubing and oxygenators, which simplifies purchasing and inventory management.

The HYLATM Blood Sensor

The HYLA blood sensor, described herein as the HYLA or HYLA blood sensor, is being designed to perform real-time sampling and analysis of key blood parameter measurements, without the need for blood draws. The HYLA is being designed to measure, in real-time, thousands of blood samples to be made accessible to physicians during a single ICU treatment or operating room procedure.

The HYLA blood sensor is being designed to provide continuous, real-time monitoring of blood key parameters that can indicate oxygen deficiencies, without the need to take intermittent blood draws. Designed for patients undergoing medical procedures or needing frequent monitoring, this technology can detect sudden changes in medical conditions by tracking vital blood indicators.

We are developing the HYLA as both an integrated component of our INSPIRA ART100 and INSPIRA ART systems, and as a standalone device. This versatility may expand our market offering across multiple critical care applications and market segments.

Our development process combines in-house laboratory testing with hospital collaborations for clinical research. This comprehensive approach may allow for better validation of the technology in real-world medical settings, refinement of the sensor’s accuracy against industry standards, and optimization of the disposable components for practical clinical use.

We have a goal to set a new standard of care in various areas of patient care. As part of our strategy to reach these goals, and in parallel to pursuing regulatory approvals, we are actively working to establish collaborations with strategic partners and globally ranked health centers to provide endorsement and clinical adoption for regional deployments of our products and technologies. We plan to target ICUs, general medical units, operating theaters, and small urban and rural hospitals, with the goal of making our solutions more accessible to millions of patients.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein prior to investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” herein and in the accompanying prospectus, and in our 2024 Annual Report, which is incorporated by reference in this prospectus supplement.

Corporate Information

We are an Israeli corporation based in Ra’anana, Israel and were incorporated in Israel in 2018 under the name Clearx Medical Ltd. On April 10, 2018, our name was changed to Insense Medical Ltd. and on July 30, 2020, our name was changed to our current name, Inspira Technologies Oxy B.H.N. Ltd. Our principal executive offices are located at 2 Ha-Tidhar St., Ra’anana, 4366504 Israel. Our telephone number in Israel is +972 996 644 88. Our website address is www.inspira-technologies.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Ordinary Shares offered by us	Ordinary Shares, having an aggregate offering price of up to $2,015,985.

Ordinary Shares outstanding prior to the offering	43,271,837 Ordinary Shares.

Ordinary Shares to be outstanding after this offering	46,694,562 Ordinary Shares, assuming sales of $2,015,985 of Ordinary Shares in this offering at an offering price of $0.589, which is the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market on February 13, 2026. The actual number of Ordinary Shares will vary, depending on the sales price in this offering.

Manner of Offering	“At the market offering” that may be made from time to time through or to A.G.P., as sales agent or principal. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which include financing our research and development, including human observational studies, system engineering and other regulatory approval processes, business development marketing activities and implementation of our commercialization strategy.

See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors	Investing in the Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Ordinary Shares.

Nasdaq Capital Market symbol	Our Ordinary Shares are listed on the Nasdaq under the symbol “IINN.”

Unless otherwise indicated, the number of Ordinary Shares outstanding prior to and after this Offering is based on 43,271,837 Ordinary Shares outstanding as of February 17, 2026, and excludes the following as of such date:

●	507,233 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our equity incentive plan, outstanding as of such date, with exercise prices ranging between NIS 0.37 (approximately $0.10) to NIS 11.33 (approximately $3.08) per share;

●	3,630,778 restricted share units, or RSUs granted to directors, employees, and consultants under our equity incentive plan, none of which were vested as of such date.;

●	212,188 Ordinary Shares issuable upon the exercise of warrants issued to H.C. Wainwright & Co., or HCW, in connection with a certain purchase agreement, at an exercise price of $1.60 per share;

●	1,640,455 IPO Warrants to purchase up to 1,640,455 of our Ordinary Shares. Each IPO Warrant is exercisable for one Ordinary Share at an exercise price of $5.50 per share, which expire on July 15, 2026

●	145,455 Ordinary Shares issuable upon the exercise of warrants issued to Aegis Capital Corp., or Aegis, in connection with our initial public offering, or IPO, at an exercise price of $6.875 per share;

●	3,031,250 Ordinary Shares issuable upon the exercise of warrants issued to an institutional investor in connection with a securities purchase agreement, dated December 26, 2023, at an exercise price of $1.28 per share, which was reduced to exercise price of $0.70 per share, in connection with a securities purchase agreement, dated February 5, 2026;

●	185,591 Ordinary Shares issuable upon the exercise of warrants issued to Newbridge Securities Corporation, or Newbridge, at an exercise price of $1.56 per share;

●	3,753,001 Ordinary Shares issuable upon the exercise of warrants issued to several individuals in connection with securities purchase agreements, dated December 27, 2024, at an exercise price of $1.10 per share;

●	6,785,715 Ordinary Shares issuable upon the exercise of warrants issued to an institutional investor in connection with a securities purchase agreement, dated February 5, 2026, at an exercise price of $0.70 per share; and

●	588,001 Ordinary Shares issuable upon the exercise of pre-funded warrants issued to an institutional investor in connection with a securities purchase agreement, dated February 5, 2026, at an exercise price of $0.0001 per share.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 20-F, and in our other SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any amendment or update thereto reflected in our subsequent filings with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for working capital and for other general corporate purposes, which include financing our operations, research and development, including human observational studies, system engineering and other regulatory approval processes, business development marketing activities and implementation of our commercialization strategy. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering will incur immediate dilution from the public offering price.

Because the price per Ordinary Share of the Ordinary Shares being offered is higher than the book value per share of the Ordinary Shares, you will suffer immediate dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. Assuming that an aggregate of 3,422,725 Ordinary Shares are sold during the term of the Sales Agreement, at a price of $0.589 per Ordinary Share (the reported sale price of our Ordinary Shares on the Nasdaq Capital Market on February 13, 2026), for aggregate gross proceeds of approximately $2,015,985, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate and substantial dilution of $0.288 per Ordinary Share, with respect to the net tangible book value of the Ordinary Shares. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

The actual number of Ordinary Shares we will sell under the Sales Agreement, as well as the price at which we may sell such Ordinary Shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement, and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the Sales Agreement. The number of Ordinary Shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the Ordinary Shares during the sales period and limits, we set with A.G.P. In addition, the price at which Ordinary Shares are sold by A.G.P., from time to time, will be dependent on the market price of our Ordinary Shares and, as a result, purchasers of our Ordinary Shares that are sold under the Sales Agreement may purchase such Ordinary Shares at different prices.

A substantial number of our Ordinary Shares may be sold in this offering and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Ordinary Shares to decline.

Assuming we will sell an aggregate of 3,422,725 Ordinary Shares during the term of the Sales Agreement with A.G.P., the underlying Ordinary Shares represented thereby will equal approximately 7.91% of our outstanding Ordinary Shares as of February 17, 2026.  This sale and any future issuances or sales of a substantial number of Ordinary Shares or Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Ordinary Shares. We have issued a substantial number of Ordinary Shares in connection with the exercise of warrants and options to purchase our Ordinary Shares, and in the future we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the Ordinary Shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

The price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Ordinary Shares.

We have never paid cash dividends on our share capital, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid cash dividends, and we do not anticipate paying cash dividends in the foreseeable future. Therefore, you should not rely on an investment in Ordinary Shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

On February 9, 2026, we received a written notice from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that we are not in compliance with Nasdaq Listing Rule 5550(a)(2), as our closing bid price for our Ordinary Shares was below $1.00 per share for the last 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been granted a 180-calendar day compliance period, or until August 10, 2026, to regain compliance with the minimum bid price requirement. During the compliance period, our Ordinary Shares will continue to be listed and traded on the Nasdaq Capital Market. To regain compliance, the closing bid price of our Ordinary Shares must meet or exceed $1.00 per share for at least 10 consecutive business days during the 180-calendar day compliance period.

If we are not in compliance by August 10, 2026, we may be afforded a second 180-calendar day compliance period. To qualify for this additional time, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market with the exception of the minimum bid price requirement and will need to provide written notice of our intention to cure the deficiency during the second compliance period. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting.

We intend to monitor the closing bid price of our Ordinary Shares between now and August 10, 2026, and will consider available options to resolve our noncompliance with the minimum bid price requirement as may be necessary. There can be no assurance that we will be able to regain compliance with the minimum bid price requirement or that we will otherwise be in compliance with other Nasdaq listing criteria.

USE OF PROCEEDS

We may issue and sell our Ordinary Shares having an aggregate sales price of up to $2,015,985 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which include financing our operations, research and development, including human observational studies, system engineering and other regulatory approval processes, business development marketing activities and implementation of our commercialization strategy. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

The Companies Law imposes further restrictions on our ability to declare and pay dividends. Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of distribution. In the event that we do not meet such earnings criteria, we may seek the approval of a court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2025:

●	on an actual basis;

●	on a pro forma basis giving effect to (i) the receipt of net proceeds of $3,265,657 and the issuance of 2,910,145 Ordinary Shares pursuant to an at-the market sales agreement dated March 14, 2025, as of February 17, 2026, and (ii) the receipt of net proceeds of $918,405 and the issuance of 855,714 Ordinary Shares pursuant to the exercise of warrants issued in connection with securities purchase agreements, dated December 27, 2024, at an exercise price of $1.10 per share; and (iii) the receipt of net proceeds of $1,750,000 and the issuance of 1,565,217 Ordinary Shares in connection with securities purchase agreements, dated December 12, 2025 and (iv) and the issuance and sale of 6,785,715 Ordinary Shares (or equivalent) at the offering price of $0.70 per Ordinary Share, after deducting the estimated offering expenses,(ii) the amendment of the warrants originally entitled the investor to purchase up to 3,031,250 Ordinary Shares of the Company, with an exercise price of $1.28 per share to reduce the exercise price to $0.70 per share, extend the expiration date from June 27, 2027 to February 5, 2031, revise the fundamental transaction provision in the warrants and revise the cashless exercise provision with respect to computing the valuation of the Ordinary Shares, as if such issuances had occurred as of June 30, 2025; and

●	on a pro forma as adjusted basis to give additional effect to the sale of 3,422,725 Ordinary Shares in this offering at an assumed public offering price of $0.589 per share, the reported sale price for our Ordinary Shares as reported on the Nasdaq Capital Market on February 13, 2026, and after deducting commissions and estimated offering expenses payable by us.

You should read this table in conjunction with our Unaudited Interim Financial Statements as of June 30, 2025 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Six Months Ended June 30, 2025” attached as Exhibits 99.2 and 99.3, respectively, to our Report of Foreign Private Issuer on Form 6-K, or a Form 6-K, filed on October 1, 2025 and incorporated by reference herein.

	As of June 30, 2025 (U.S. dollars in thousands)
(U.S. dollars in thousands) (Unaudited)	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$2,126	12,319	14,204

Restricted Deposits	95	95	95
Financial liabilities at fair market value	886	-	-
Ordinary Shares, no par value per share:
Share capital and additional paid-in capital	74,250	86,288	88,173
Accumulated losses	(72,972)	(73,931)	(73,931)
Total equity	1,278	12,357	14,242
Total liabilities and shareholder equity	4,452	14,645	16,530

The number of Ordinary Shares to be outstanding immediately after this offering as shown above is based on 28,651,297 Ordinary Shares outstanding as of June 30, 2025, and excludes:

●	497,119 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our equity incentive plan, outstanding as of such date, with exercise prices ranging between NIS 0.37 (approximately $0.10) to NIS 11.33 (approximately $3.08) per share;

●	4,401,517 RSUs granted to directors, employees, and consultants under our equity incentive plan, none of which were vested as of such date, and 30,000 of which were granted subject to shareholders approval;

●	283,090 Ordinary Shares reserved for future issuance under our equity incentive plan;

●	277,835 Ordinary Shares issuable upon the exercise of warrants issued in connection with simple agreements for future equity, or SAFEs, The Warrants expired on July 15, 2025.

●	212,188 Ordinary Shares issuable upon the exercise of warrants issued to HCW in connection with a certain purchase agreement, at an exercise price of $1.60 per share;

●	145,455 Ordinary Shares issuable upon the exercise of warrants issued to Aegis in connection with our IPO, at an exercise price of $6.875 per share;

●	3,031,250 Ordinary Shares issuable upon the exercise of warrants issued to an institutional investor in connection with a securities purchase agreement, dated December 26, 2023, at an exercise price of $1.28 per share, which was reduced to exercise price of $0.70 per share, in connection with a securities purchase agreement, dated February 5, 2026;

●	1,640,455 Ordinary Shares issuable upon the exercise of tradable warrants issued to investors in connection with our IPO at an exercise price of $5.50 per share;

●	185,591 Ordinary Shares issuable upon the exercise of warrants issued to or Newbridge at an exercise price of $1.56 per share;

●	4,608,715 Ordinary Shares issuable upon the exercise of warrants issued to several individuals in connection with securities purchase agreements, dated December 27, 2024, at an exercise price of $1.10 per share, 855,714 of which were exercised as of February 17, 2026;

●	3,753,001 Ordinary Shares issuable upon the exercise of warrants issued to several individuals in connection with securities purchase agreements, dated December 27, 2024, at an exercise price of $1.10 per share;

●	6,785,715 Ordinary Shares issuable upon the exercise of warrants issued to an institutional investor in connection with a securities purchase agreement, dated February 5, 2026, at an exercise price of $0.70 per share; and

●	588,001 Ordinary Shares issuable upon the exercise of pre-funded warrants issued to an institutional investor in connection with a securities purchase agreement, dated February 5, 2026, at an exercise price of $0.0001 per share.

DILUTION

If you invest in our Ordinary Shares, you will experience immediate dilution to the extent of the difference between the public offering price of the Ordinary Shares in this offering and the net tangible book value per Ordinary Share immediately after the offering.

Our historical net tangible book value as of June 30, 2025, was approximately $1.3 million, or $0.04 per Ordinary Share, based on 28,651,297 Ordinary Shares outstanding as of June 30, 2025. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of Ordinary Shares outstanding as of June 30, 2025.

Our pro forma net tangible book of our Ordinary Shares was approximately $12.4 million, or $0.28 per Ordinary Share, based on 43,859,838 Ordinary Shares outstanding as of June 30, 2025, after giving effect to: (i) the issuance of 2,910,145 Ordinary Shares pursuant to an at-the market sales agreement dated March 14, 2025, as of February 16, 2026; (ii) the issuance of 855,714 Ordinary Shares pursuant to the exercise of warrants issued in connection with securities purchase agreements, dated December 27, 2024; (iii) the issuance of 1,565,217 Ordinary Shares in connection with securities purchase agreements, dated December 12, 2025; and (iv) the issuance of 4,000,000 Ordinary Shares and 2,785,715 Ordinary Shares issuable upon exercise of pre-funded warrants in connection with securities purchase agreements, dated February 5, 2026.

After giving effect to the sale of our Ordinary Shares during the term of the Sales Agreement with A.G.P. in the aggregate amount of $2,015,985 at an assumed offering price of $0.589 per Ordinary Share, the reported sale price of our Ordinary Shares on the Nasdaq Capital Market on February 13, 2026, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $14.2 million, or $0.30 per share. This amount represents an immediate increase in net tangible book value of $1.90 million or $0.02 per Ordinary Share as a result of this offering and an immediate dilution of approximately $0.288 per Ordinary Share to investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per Ordinary Share basis. The as adjusted information is illustrative only and will adjust based on the actual prices to the public, the actual number of Ordinary Shares sold, and other terms of the offering determined at the times our Ordinary Shares are sold pursuant to this prospectus. The Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices.

Offering price per Ordinary Share	$0.589
Net tangible book value per Ordinary Share as of June 30, 2025	$0.04
Increase in net tangible book value per Ordinary Share attributable to the pro forma adjustments described above	$0.24
Pro forma net tangible book value per Ordinary Share as of June 30, 2025	$0.28
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to the Offering	$0.02
Pro forma as-adjusted net tangible book value per Ordinary Share after this Offering	$0.30
Dilution per Ordinary Share to the investor in the offering	$0.288
Percentage of dilution in net tangible book value per Ordinary Share for new investors	49%

The number of Ordinary Shares to be outstanding immediately after this offering as shown above is based on 28,651,297 Ordinary Shares outstanding as of June 30, 2025, and excludes:

●	497,119 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our equity incentive plan, outstanding as of such date, with exercise prices ranging between NIS 0.37 (approximately $0.10) to NIS 11.33 (approximately $3.08) per share;

●	4,401,517 RSUs granted to directors, employees, and consultants under our equity incentive plan, none of which were vested as of such date, and 30,000 of which were granted subject to shareholders approval;

●	283,090 Ordinary Shares reserved for future issuance under our equity incentive plan;

●	277,835 Ordinary Shares issuable upon the exercise of warrants issued in connection with simple agreements for future equity, or SAFEs, The Warrants expired on July 15, 2025.

●	212,188 Ordinary Shares issuable upon the exercise of warrants issued to HCW in connection with a certain purchase agreement, at an exercise price of $1.60 per share;

●	145,455 Ordinary Shares issuable upon the exercise of warrants issued to Aegis in connection with our IPO, at an exercise price of $6.875 per share;

●	3,031,250 Ordinary Shares issuable upon the exercise of warrants issued to an institutional investor in connection with a securities purchase agreement, dated December 26, 2023, at an exercise price of $1.28 per share, which was reduced to exercise price of $0.70 per share, in connection with a securities purchase agreement, dated February 5, 2026;

●	1,640,455 Ordinary Shares issuable upon the exercise of tradable warrants issued to investors in connection with our IPO at an exercise price of $5.50 per share;

●	185,591 Ordinary Shares issuable upon the exercise of warrants issued to Newbridge at an exercise price of $1.56 per share;

●	4,608,715 Ordinary Shares issuable upon the exercise of warrants issued to several individuals in connection with securities purchase agreements, dated December 27, 2024, at an exercise price of $1.10 per share, 855,714 of which were exercised as of February 17, 2026;

●	3,753,001 Ordinary Shares issuable upon the exercise of warrants issued to several individuals in connection with securities purchase agreements, dated December 27, 2024, at an exercise price of $1.10 per share;

●	6,785,715 Ordinary Shares issuable upon the exercise of warrants issued to an institutional investor in connection with a securities purchase agreement, dated February 5, 2026, at an exercise price of $0.70 per share; and

●	588,001 Ordinary Shares issuable upon the exercise of pre-funded warrants issued to an institutional investor in connection with a securities purchase agreement, dated February 5, 2026, at an exercise price of $0.0001 per share.

To the extent that any outstanding options or warrants are exercised, or we issue additional Ordinary Shares under our incentive equity plan, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to the holders of our Ordinary Shares and the Ordinary Shares.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P. under which we may issue and sell Ordinary Shares from time to time in an amount up to $2,015,985 through or to A.G.P., acting as sales agent or principal. Sales of our Ordinary Shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time that we wish to issue and sell our Ordinary Shares under the Sales Agreement, we will provide A.G.P. with a placement notice describing the amount of Ordinary Shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of Ordinary Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell our Ordinary Shares under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or A.G.P. may suspend the offering of Ordinary Shares pursuant to a placement notice upon notice and subject to other conditions.

Unless the parties agree otherwise, settlement for sales of Ordinary Shares will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our Ordinary Shares pursuant to the Sales Agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our Ordinary Shares on our behalf pursuant to the Sales Agreement. We have agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $40,000 and for A.G.P.’s reasonable and documented out-of-pocket expenses related to quarterly maintenance of the Sales Agreement (including but not limited to the reasonable and documented fees and expenses of its legal counsel) on a quarterly basis in an amount not to exceed $2,500.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the Sales Agreement, will be approximately $40,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Ordinary Share.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of Ordinary Shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

In connection with the sale of the Ordinary Shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our Ordinary Shares.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Ordinary Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving five days’ prior notice to A.G.P. A.G.P. may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving five days’ prior notice to us.

The Sales Agreement has been filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K that we filed with the SEC in connection with this offering and is incorporated into this prospectus supplement by reference.

A.G.P. and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees. On March 14, 2025, we entered into a sales agreement with A.G.P., as sales agent, pursuant to which we offered and sold from time to time, through the sales agent, our Ordinary Shares, having an aggregate offering price of up to $9,985,579. As of February 17, 2026, we received net proceeds of $4,612,804 and issued 5,485,898 Ordinary Shares pursuant to such at-the market facility. On February 5, 2026, we entered into a securities purchase agreement with a single institutional investor pursuant to which we agreed to issue and sell, in a registered direct offering 4,000,000 of our Ordinary Shares, at an offering price of $0.70 per share and pre-funded warrants to acquire up to 2,785,715 Ordinary Shares at an offering price of $0.6999 per Pre-Funded Warrant. We also agreed to issue warrants to purchase up to 6,785,715 Ordinary Shares in a concurrent private placement. We engaged A.G.P. as placement agent for the registered direct offering and concurrent private placement and agreed to pay A.G.P. a placement agent fee in cash equal to seven percent (7.0%), and agreed to reimburse A.G.P. at closing for legal and other expenses incurred by them in connection with the offering in an amount not to exceed $50,000, and to pay non-accountable expenses in the amount of $12,500.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. Thompson Hine LLP, New York, New York, is acting as counsel to A.G.P.

EXPERTS

The financial statements as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024, incorporated by reference into this prospectus and in the registration statement have been so incorporated in reliance on the report of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above in the immediately preceding paragraph. Statements contained in this prospectus supplement, the accompanying prospectus supplement or any document incorporated by reference herein or therein about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited interim financial information.

We maintain a corporate website at www.inspira-technologies.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus supplement and the accompanying prospectus:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 10, 2025;

●	Our Reports on Form 6-K and 6-K/A furnished on March 11, 2025 (with respect to the first paragraph, the sections titled “Recent Business and Operational Highlights,” “Full Year 2024 Financial Results” and “Forward-Looking Statements” of the press release attached therewith as Exhibit 99.1), March 13, 2025, March 14, 2025, March 14, 2025, March 25, 2025 (with respect to the first, second, fourth, and fifth paragraphs and the section titled “Forward-Looking Statements”), April 7, 2025 (with respect to the first, second, and fifth paragraphs and the section titled “Forward-Looking Statements”), April 10, 2025, April 15, 2025 (with respect to the first, second, and fourth paragraphs and the section titled “Forward-Looking Statements”), April 23, 2025 (with respect to the first three and fifth paragraphs and the section titled “Forward-Looking Statements”), May 7, 2025 (with respect to the first three and fifth paragraphs and the section titled “Forward-Looking Statements”), May 12, 2025, May 27, 2025 (with respect to the first, second, fifth and sixth paragraphs and the section titled “Forward-Looking Statements”), May 29, 2025 (with respect to the first, second, fourth, fifth and sixth paragraphs and the section titled “Forward-Looking Statements”), May 30, 2025, June 5, 2025 (with respect to the first, second, fourth and fifth paragraphs and the section titled “Forward-Looking Statements”), June 11, 2025, June 23, 2025, July 1, 2025, July 2, 2025 (with respect to the first, second, and fifth paragraphs and the section titled “Forward-Looking Statements”), July 7, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements”), July 10, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements”), July 17, 2025, July 18, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements”), July 31, 2025 (with respect to the first, second, and fourth paragraphs and the section titled “Forward-Looking Statements”); August 19, 2025 (with respect to the first, second, and fourth paragraphs and the section titled “Forward-Looking Statements”); August 22, 2025 (with respect to the first, second, and fourth paragraphs and the section titled “Forward-Looking Statements”); September 2, 2025 (with respect to the first, second, and fourth paragraphs and the section titled “Forward-Looking Statements”); September 11, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements”); September 16, 2025; September 18, 2025 (with respect to the first, second, third and fifth paragraphs and the section titled “Forward-Looking Statements”); October 1, 2025; October 21, 2025 (with respect to the first, second and third paragraphs and the section titled “Forward-Looking Statements”); October 22, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements”); November 6, 2025 (with respect to the first, second, and fourth paragraphs and the section titled “Forward-Looking Statements” ); November 13, 2025 (with respect to the first three and the fifth paragraphs and the section titled “Forward-Looking Statements”); November 25, 2025; December 3, 2025 (with respect to the first four and the sixth paragraphs and the section titled “Forward-Looking Statement”), December 9, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements”), December 15, 2025, December 23, 2025, December 31, 2025, January 5, 2026 (with the exception of the second paragraph of the press release attached thereto as Exhibit 99.1), January 8, 2026 (with respect to the first and third paragraphs and the sections titled “About the Liquid Biopsy Technology,” “Current Inspira Operations,” “Transaction Structure & Value Preservation” and “Forward-Looking Statement Disclaimer”), January 13, 2026, January 21, 2026 (with respect to the first five paragraphs and the section titled: “Forward-Looking Statements”, January 29, 2026 (with respect to the first four and the sixth paragraphs and the section titled “Forward-Looking statements”), February 3, 2026 (with respect to the first three and the fifth paragraphs and the section titled “Forward-Looking Statements”). February 6, 2026, February 9, 2026 (with respect to the first paragraph, the bullet points under the section titled “Key Highlights” and the section titled “Forward-Looking Statements”) and February 12, 2026; and

●	The description of our securities contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 10, 2025.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at 2 Ha-Tidhar St., Ra’anana, 4366504 Israel, Tel: +972-996-64488; Attention: Chief Financial Officer.

PROSPECTUS

$75,000,000

Inspira Technologies Oxy B.H.N. Ltd.

Ordinary Shares, Warrants and Units

We may offer and sell from time to time in one or more offerings up to a total amount of $75,000,000 of our ordinary shares, no par value, or the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, warrants, the Ordinary Shares issued or issuable upon exercise of the warrants and units, collectively, as the securities. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our Ordinary Shares and warrants to purchase Ordinary Shares issued in our initial public offering, or IPO Warrants, are listed on the Nasdaq Capital Market, or Nasdaq, under the symbols “IINN” and “IINNW”, respectively. On August 5, 2025, the last reported sale prices of our Ordinary Shares and IPO Warrants on Nasdaq were $1.28 per Ordinary Share and $0.38 per IPO Warrant, respectively.

On August 5, 2025, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $43,461,729, based on 28,221,902 Ordinary Shares outstanding and a per Ordinary Share price of $1.54 based on the closing sale price of our Ordinary Shares on July 7, 2025. We have offered and sold $2,795,622 of our securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 and are subject to reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or the SEC, as described in “Risk Factors” beginning on page 3.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $75,000,000 of the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants in one or more offerings. We sometimes refer to the Ordinary Shares, warrants and units as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, including information incorporated by reference herein, and any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless otherwise indicated, all references to the “Company,” “we,” “our” and “Inspira” refer to Inspira Technologies Oxy B.H.N. Ltd., unless we state or the context implies otherwise.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels and references to “dollars” or “$” are to U.S. dollars.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

We are a specialty medical device company engaged in the research, development, manufacturing, and marketing of proprietary life support technology with a vision to supersede traditional mechanical ventilators, or Mechanical Ventilation, which is the standard of care today for the treatment of acute respiratory failure. Although it may be sometimes lifesaving, Mechanical Ventilation is associated with increased risks, costs of care, extended lengths of stay, frequent incidence of infections, ventilator dependence and mortality. Using our state-of-the-art life support technology, our goal is to set a new standard of care and to provide patients with acute respiratory failure an opportunity to maintain spontaneous breathing and avoid the need for intubation, coma and various risks associated with the use of Mechanical Ventilation. As part of our strategy to reach this goal, and in parallel to pursuing regulatory approvals, we are actively working to establish collaborations with strategic partners, globally ranked hospitals, medical device companies and distributors both for endorsement and early clinical adoption. We plan to target intensive care units, general medical units, operating theaters, and small urban and rural hospitals, with the goal of making our solutions more accessible to millions of patients worldwide. We expect for these activities to support our strategy plan to reach market penetration and adoption of our life support technology.

We are an Israeli corporation based in Ra’anana, Israel. Our Ordinary Shares and IPO Warrants are listed on Nasdaq under the symbols “IINN” and “IINNW,” respectively.

Corporate Information

Our principal executive offices are located at 2 Ha-Tidhar St., Ra’anana, 4366504 Israel. Our telephone number in Israel is +972.996.644.88. Our website address is www.inspira-technologies.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under “Item 3. Key Information - D. Risk Factors,” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Related to Our Operations in Israel

Our principal executive offices, most of our research and development activities and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel, including the multi-front conflict that Israel faces.

We are incorporated under Israeli Law, and our executive offices, corporate headquarters and principal research and development facilities are located in Israel. In addition, all of our officers and directors are residents of Israel. Accordingly, political, economic and military and security conditions in Israel and the surrounding region may directly affect our business. Any conflicts, political instability, terrorism, cyberattacks or any other hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could adversely affect our operations. Ongoing and revived hostilities in the Middle East or other Israeli political or economic factors, could harm our operations.

In October 2023, Hamas terrorists infiltrated Israel’s border with the Gaza Strip and conducted a series of attacks on civilian and military targets. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign commenced in the Gaza Strip. As of August 5, 2025, the ceasefire with Hamas that had been in place since January 2025 has ended, and hostilities have resumed. The continuation of the conflict has led to heightened security concerns, potential disruptions to business operations, and economic instability. There remains significant uncertainty regarding the duration and escalation of the conflict, and further military actions, restrictions, or government-imposed measures could adversely affect our operations and financial condition. Other regional hostilities, since October 7, 2023, have concurrently become more pronounced. This includes and has included a northern front war between Israel and Hezbollah and continued conflict with the Houthi Movement in Yemen. Such potential disruption to our operations may include certain delays and diversions of the import of certain components for manufacturing and production as a result of reduced air travel and the attacks on container ships on the Red Sea route by the Iranian-backed Houthi Movement.

In April 2024 and October 2024, Iran launched direct attacks on Israel involving hundreds of drones and missiles and has threatened to continue to attack Israel. On June 13, 2025, in light of continued nuclear threats and intelligence assessments indicating imminent attacks, Israel launched a preemptive strike directly targeting military and nuclear infrastructure inside Iran aimed to disrupt Iran’s capacity to coordinate or launch further hostilities against Israel, as well as disrupt its nuclear program. For 12 days, both sides launched attacks against one another, with Iran targeting civilian infrastructure. As a result of the escalation with Iran, Israel temporarily closed its airspace and ceased all port activity related to commercial shipments. On June 22, 2024, the U.S. military joined Israel to launch strikes directly targeting nuclear infrastructure in Iran. On June 24, 2025, Israel entered into a ceasefire agreement with Iran, but there are no guarantees as to whether the agreement will hold or whether future hostilities will resume.

The intensity and duration of the multi-front conflict are difficult to predict, as are such conflict’s economic implications on the Company’s business and operations and on Israel’s economy in general. The potential deterioration of Israel’s economy, as a direct and indirect result of these events, may have a material adverse effect on the Company and its ability to effectively conduct its operations.

In connection with the current multi-front conflict, Israeli military reservists have been called up to perform military service. As of August 5, 2025, three of our employees have been called up. Almost all of those employees have since returned from reserve duty as of August 5, 2025, but there can be no guarantee that they will not be called up again. Additional employees may be called up, for service, and such persons may be absent for an extended period of time. As a result, our operations may be disrupted by such absences, which in turn may materially and adversely affect our business, prospects, financial condition and results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business. A campaign of boycotts, divestment and sanctions has been undertaken against Israel, which could also adversely impact our business.

Prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system. In response to the foregoing developments, individuals, organizations and institutions, both within and outside of Israel, have voiced concerns that the proposed changes may negatively impact the business environment in Israel including due to reluctance of foreign investors to invest or transact business in Israel as well as to increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in securities markets, and other changes in macroeconomic conditions. To the extent that any of these negative developments do occur, they may have an adverse effect on our business, our results of operations and our ability to raise additional funds, if deemed necessary by our management and board of directors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and any prospectus supplement may contain, and certain information incorporated by reference in this prospectus and any prospectus supplement may contain, “forward-looking statements.” Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	Our planned level of revenues and capital expenditures;

●	Our available cash and our ability to obtain additional funding;

●	Our ability to market and sell our products;

●	Our expectation regarding the sufficiency of our existing cash and cash equivalents to fund our current operations;

●	Our ability to advance the development of our products and future potential and product candidates;

●	Our ability to commercialize our products and future potential product candidates;

●	Our assessment of the potential of our products and future potential product candidates to treat certain indications;

●	Our planned level of capital expenditures and liquidity;

●	Our plans to continue to invest in research and development to develop technology for new products;

●	Our ability to maintain our relationships with suppliers, manufacturers, distributors and other partners;

●	Anticipated actions of the U.S. Food and Drug Administration, state regulators, if any, or other similar foreign regulatory agencies, including approval to conduct clinical trials, the timing and scope of those trials and the prospects for regulatory approval or clearance of, or other regulatory action with respect to our products or services;

●	The regulatory environment and changes in the health policies and regimes in the countries in which we intend to operate, including the impact of any changes in regulation and legislation that could affect the medical device industry;

●	Our ability to meet our expectations regarding the commercial supply of our products and future product candidates;

●	Our ability to retain key office holders;

●	Our ability to internally develop new inventions and intellectual property;

●	The overall global economic environment;

●	The impact of competition and new technologies;

●	The possible impacts of cybersecurity incidents on our business and operations;

●	General market, political and economic conditions in the countries in which we operate, including those related to the multi-front war risk that Israel faces;

●	The impact of competition and new technologies;

●	Our ability to internally develop new inventions and intellectual property;

●	Changes in our strategy; and

●	Litigation.

USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the net proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, capital expenditures and research and development. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2024.

U.S. dollars in thousands	As of December 31, 2024
Cash and cash equivalents	$5,111
Deposits	-
Restricted deposits	98
Financial liabilities at fair market value	1,575
Ordinary Shares, no par value per share:
Share capital and additional paid-in capital	70,896
Accumulated losses	(66,574)
Total equity	$4,322
Total liabilities and shareholder equity	$8,070

The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus, including the section entitled “Item 5. Operating and Financial Review and Prospects” and our financial statements and related notes included in our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 10, 2025, and as amended on March 28, 2025.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.

In this prospectus, we refer to the Ordinary Shares and warrants to purchase Ordinary Shares and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $75,000,000. The actual price per share of the shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF OUR ORDINARY SHARES

Ordinary Shares

As of August 5, 2025, our authorized share capital consisted of 100,000,000 Ordinary Shares, of which 30,814,743 Ordinary Shares were issued and outstanding as of such date.

As of August 5, 2025, we had issued and outstanding IPO Warrants to purchase up to 1,640,455 of our Ordinary Shares. Each IPO Warrant is exercisable for one Ordinary Share at an exercise price of $5.50 per share, which expire on July 16, 2026, and underwriter warrants to purchase up to an aggregate of 145,455 Ordinary Shares at an exercise price of $6.875 per share, which expire January 15, 2027.

As of August 5, 2025, we also had issued and outstanding warrants to purchase up to an aggregate of 3,031,280 Ordinary Shares at an exercise price of $1.28 per share issued to an institutional investor. In addition, we had issued and outstanding placement agent warrants to purchase up to an aggregate of 212,188 Ordinary Shares at an exercise price of $1.60 per share, which expire on June 28, 2027, that the Company agreed to issue to H.C. Wainwright & Co., LLC as placement agent.

As of August 5, 2025, we had issued and outstanding placement agent warrants to purchase up to an aggregate of 185,591 Ordinary Shares at an exercise price of $1.56 per share, which expire June 18, 2028, that the Company agreed to issue to Newbridge Securities Corporation as placement agent.

As of August 5, 2025, we also had issued and outstanding warrants to purchase up to an aggregate of 3,753,001, Ordinary Shares at an exercise price of $1.10 per share, which expire on June 30, 2026, issued in a private placement financing with certain accredited investors on December 31, 2024.

As of August 5, 2025, we had outstanding options to purchase up to an aggregate of 486,777 Ordinary Shares and 4,183,017 unvested Restricted Share Units issued to certain employees, directors, consultants and service providers who are our employees, officers, directors or consultants under our Amended and Restated 2019 Equity Incentive Plan, or the Plan. An additional 315,090 Ordinary Shares are reserved for future issuance of options or other equity awards under the Plan.

Our Ordinary Shares have been listed on the Nasdaq under the symbol “IINN” since July 2021.

Transfer of Shares

No transfer of shares may be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the board of directors, or the Board of Directors) has been submitted to the Company (or its transfer agent), together with any share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. The Board of Directors, may, from time to time, prescribe a fee for the registration of a transfer, and may approve other methods of recognizing the transfer of shares in order to facilitate the trading of the Company’s shares on the Nasdaq or on any other stock exchange on which the Company’s shares are then listed for trading. The ownership or voting of our Ordinary Shares by non-residents of Israel is not restricted in any way by the Company’s amended and restated articles of association, as may be amended and restated from time to time, or the Articles, or the laws of the State of Israel, except for ownership by nationals of certain countries that are, or have been, in a state of war with Israel.

Liability to Further Capital Calls

Our Board of Directors may make, from time to time, such calls as it may deem fit upon shareholders with respect to any sum unpaid with respect to shares held by such shareholders which is not payable at a fixed time. Such shareholder has to pay the amount of every call so made upon him or her.

Election of Directors

Under our Articles, our Board of Directors must consist of at least three (3) and not more than twelve (12) directors, including two external directors, if applicable, which will be elected if and when required under the Companies Law.

Other than external directors, if applicable (who shall be elected and serve in office in strict accordance with the provisions of the Companies Law), and other than directors elected by our Board of Directors (due to the number being less than the maximum amount, or due to a director’s office becoming vacant), directors of the Company shall be elected solely at an annual general meeting and shall serve in their office until the next annual general meeting, or until they cease to serve in their office in accordance with the provisions of the Articles or any law, whichever is earlier. Prior to every annual general meeting of the Company, and subject to clause 39 (a) and (f) of the Articles, the Board of Directors (or a committee thereof) shall select, by a resolution adopted by a majority of the Board of Directors (or such committee), a number of persons to be proposed to the shareholders for election as Directors at such annual general meeting.

In addition, if a director’s office becomes vacant, the remaining serving directors may continue to act in any manner, provided that the number of the serving directors shall not be less than three (3). If the number of serving directors is lower than their minimal one, the Board shall not be permitted to act, they may only act in an emergency or to fill the office of director which has become vacant up to a number equal to the minimum number provided for pursuant to the Articles.

External directors, if applicable, are elected for an initial term of three years, and may be elected thereafter for up to two additional three-year terms under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law. Under certain circumstances, the term of office for external directors for Israeli companies traded on certain foreign stock exchanges, including the Nasdaq Stock Market, may be extended indefinitely in increments of additional three-year terms.

Dividend Rights

The Board of Directors may from time to time declare, and cause the Company to pay, such dividend as may appear to the Board of Directors to be justified by the profits of the Company and as permitted by the Companies Law. The Board of Directors shall determine the time for payment of such dividends and the record date for determining the shareholders entitled thereto.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited consolidated financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria only with Israeli court approval. In each case, we are only permitted to distribute a dividend if our Board of Directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Shareholder Meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our Articles as special meetings. Our Board of Directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our Board of Directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the members of our Board of Directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power, or a Non Exempted Holding. However, under an exemption applicable for Israeli companies whose shares are listed outside of Israel, or the Exemption Regulations, the Board of Directors shall convene a special meeting at the request of one or more shareholders holding at least ten percent (10%) of the issued and outstanding share capital instead of five (5%) in the past, and at least one percent (1%) of the voting rights in the company, or one or more shareholders holding at least ten percent (10%) of the voting rights in the company, provided that if the applicable law to companies incorporated in the country which the company is listed for trade, establishes a right to demand convening of such a meeting for those holding a percentage of holdings lower than ten percent (10%), then the Non Exempted Holding shall apply.

Under the Companies Law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the Board of Directors include a matter in the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. However, under the Exemption Regulations, one or more shareholders may request the Board of Directors to include a nomination of a candidate for a position on the Board of Directors or the termination of a director, as an item on the agenda of a future general meeting if they hold at least five percent (5%) of the voting rights of the company, instead of one percent (1%) as required in the past.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the Board, which according to the Companies Law may be between four (4) and sixty (60) days prior to the date of the meeting, as applicable according to the matters on the general meeting agenda. According to the Companies Law, resolutions regarding the following matters must be passed at a general meeting of the Company’s shareholders:

●	amendments to the Company’s Articles;

●	the exercise of the Board’s powers by a general meeting if the Board’s is unable to exercise its powers and the exercise of any of its powers is required for the Company’s proper management;

●	appointment or termination of the Company’s auditors;

●	appointment of directors (other than in the cases specified in the Company’s Articles);

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law and any other applicable law;

●	increases or reductions of the Company’s authorized share capital;

●	a merger (as such term is defined in the Companies Law); and

●	dissolution of the Company by the court, voluntary dissolution, or by voluntary dissolution in an expedited procedure.

Under our Articles, we are not required to give notice to our registered shareholders pursuant to the Companies Law, unless otherwise required by law. The Companies Law requires that a notice of any annual or special general meeting be provided 14 or 21 days (as applicable) prior to the meeting, and if the agenda of the meeting includes certain matters prescribed under the Companies Law and the regulations promulgated thereafter, among others, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the Company’s general manager to serve as the chairman of the Board of Directors or an approval of a merger, notice must be provided at least 35 days prior to such meeting.

Voting Rights

Every shareholder shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

Quorum Requirements

As permitted under the Companies Law and as stated in the Company’s Articles, the quorum required for the Company’s general meetings consists of two or more shareholders, present in person or by proxy and holding shares conferring in the aggregate at least twenty five percent (25%) of the voting power of the Company. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned either (i) to the same day of the following week, at the same hour and in the same place (ii) to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting or (iii) to such day and at such time and place as the chairperson of the general meeting shall determine (which may be earlier or later than the date pursuant to clause (i) above). If no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was called following the request of a shareholder according to applicable law, and within half an hour a legal quorum has not been formed, the meeting shall be canceled.

Vote Requirements

Our Articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our Articles. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires the approval described under “Item 6.C. Directors, Senior Management and Employees—Board Practices— Fiduciary Duties of Office Holders and Approval of Related Party Transactions under Israeli Law — Disclosure of Personal Interests of an Office Holder.” Certain transactions with respect to remuneration of our office holders and directors require further approvals described under “Item 6. Directors, Senior Management and Employees—C. Board Practices— Fiduciary Duties of Office Holders and Disclosure of Personal Interests of an Office Holder.” Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of the court and the approval of the majority of the shareholders voting their shares, other than abstainees, holding at least 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Access to Corporate Records

Under the Companies Law, shareholders are entitled to have access to: minutes of the Company’s general meetings; the Company’s shareholders register and principal shareholders register, articles of association and annual audited financial statements; and any document that the Company is required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. These documents are publicly available and may be found and inspected at the Israeli Registrar of Companies. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. The Company may deny this request if the Company believes it has not been made in good faith or if such denial is necessary to protect the Company’s interest or protect a trade secret or patent.

Special or Class Rights; Modification of Rights

If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the Companies Law or the Company’s Articles, may be modified or cancelled by the Company by a resolution of the general meeting of the holders of all shares as one class, without any required separate resolution of any class of shares.

The provisions of our Articles relating to general meetings shall, mutatis mutandis, apply to any separate general meeting of the holders of the shares of a particular class, it being clarified that the requisite quorum at any such separate general meeting shall be two or more shareholders present in person or by proxy and holding not less than 15 percent of the issued shares of such class.

Unless otherwise provided by Company’s Articles, an increase in the authorized share capital, the creation of a new class of shares, an increase in the authorized share capital of a class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed to modify or derogate or cancel the rights attached to previously issued shares of such class or of any other class.

Acquisitions under Israeli Law

Full Tender Offer

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli public company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance of the offer. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Special Tender Offer

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

However, under the Exemption Regulations, the aforesaid limitations regarding a special tender offer do not apply for an Israeli company whose shares are listed outside of Israel, provided that if the applicable law as applicable to companies incorporated in the country which the company is listed for trade, provide a restriction on the acquisition of control of any proportion of the company or that the acquisition of control of any proportion requires the purchaser to also offer a purchase offer to shareholders from among the public.

Merger

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of its shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority (as defined below) approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company; and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The term “Special Majority” will be defined as described in section 275(a)(3) of the Companies Law as:

●	at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the merger have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

●	the total number of shares voted against the merger does not exceed 2% of the aggregate voting rights of the company.

Borrowing Powers

Pursuant to the Companies Law and our Articles, our Board of Directors may exercise all powers and take all actions that are not required under law or under our Articles to be exercised or taken by a certain organ of the Company, including the power to borrow money for company purposes.

Changes in Capital

Our Articles enable us to increase or reduce our authorized share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly adopted by our shareholders at a general meeting. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our Board of Directors and an Israeli court.

DESCRIPTION OF WARRANTS

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Cayman Island and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters concerning this offering were passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus were passed upon for us by Sullivan & Worcester Tel-Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The financial statements as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024, incorporated by reference into this prospectus and in the registration statement have been so incorporated in reliance on the report of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$8,078.36
Printer fees and expenses	$2,500
Legal fees and expenses	$6,000
Accounting fees and expenses	$3,000
Miscellaneous	$1,000
Total	$20,578.36

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 10, 2025 and as amended on March 28, 2025;

●	Our Reports on Form 6-K furnished on March 11, 2025 (with respect to the first paragraph, the sections titled “Recent Business and Operational Highlights,” “Full Year 2024 Financial Results” and “Forward-Looking Statements” of the press release attached therewith as Exhibit 99.1), March 13, 2025, March 14, 2025, March 14, 2025, March 25, 2025 (with respect to the first, second, fourth, and fifth paragraphs and the section titled “Forward-Looking Statements”), April 7, 2025 (with respect to the first, second, and fifth paragraphs and the section titled “Forward-Looking Statements”), April 10, 2025, April 15, 2025 (with respect to the first, second, and fourth paragraphs and the section titled “Forward-Looking Statements”), April 23, 2025 (with respect to the first three and fifth paragraphs and the section titled “Forward-Looking Statements”), May 7, 2025 (with respect to the first three and fifth paragraphs and the section titled “Forward-Looking Statements”), May 12, 2025, May 27, 2025 (with respect to the first, second, fifth and sixth paragraphs and the section titled “Forward-Looking Statements”), May 29, 2025 (with respect to the first, second, fourth, fifth and sixth paragraphs and the section titled “Forward-Looking Statements”), May 30, 2025, June 5, 2025 (with respect to the first, second, fourth and fifth paragraphs and the section titled “Forward-Looking Statements”), June 11, 2025, June 23, 2025, July 1, 2025, July 2, 2025 (with respect to the first, second, and fifth paragraphs and the section titled “Forward-Looking Statements”), July 7, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements”), July 10, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements”), July 17, 2025, July 18, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements”), and July 31, 2025 (with respect to the first, second, and fourth paragraphs and the section titled “Forward-Looking Statements”); and

●	The description of our securities contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 10, 2025, and as amended on March 28, 2025.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 2 Ha-Tidhar St., Ra’anana, 4366504 Israel, Tel: +972-996-64488; Attention: Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at inspira-technologies.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel-Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts. However, the court may enforce a foreign judgment, even without reciprocity, based on the request of the attorney general under certain circumstances;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to public policy in Israel;

●	the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present its case, the judgment was given by an authorized court to issue it under applicable international private law rules in Israel, and the judgment does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable and according to the law of the foreign state in which it was granted; and

●	enforcement may be denied if it could harm the sovereignty or security of the State of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfil its duty by the judgment even if it chooses to make the payment in the same foreign currency, subject to the laws governing the foreign currency, applicable at that time.

Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Up to $2,015,985

Ordinary Shares

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PROSPECTUS

A.G.P.

February 17, 2026